Exhibit 1.01

 Conflict Minerals Report

This Report has been prepared pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2015. The Company is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The Company also provides industrial products and services to the downstream chemicals, and process and pipeline industries. The Company conducts our operations through subsidiaries, affiliates, ventures and alliances. The Company operates in more than 80 countries around the world and the corporate headquarters is in Houston, Texas.

The Company’s supply chain is both global and complex, and there are multiple tiers of suppliers between the Company and the original sources of minerals used in the Company’s products. Therefore, the Company relied on its direct suppliers to provide us information about the origin of conflict minerals in the raw materials and components we purchase for use in the manufacture of or contracts to manufacture products that we offer for sale.

The Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “will,” “intend,” “anticipate,” “believe,” “ensure,” “expect,” “if,” “estimate,” “project,” “foresee,” “predict,” “outlook,” “aim,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Reasonable Country of Origin Inquiry

Management Systems

The Company is committed to the responsible sourcing of raw materials and components necessary to the production or functionality of our products for sale, and we have publicly posted this policy. The policy, including the commitment to establishing a conflict-free supply chain, may be found at

http://www.bakerhughes.com/company/corporate-social-responsibility/human-rights-and-security/conflict-minerals.

In accordance with Rule 13p-1, the Company undertook a reasonable country of origin inquiry to determine the origin of the conflict minerals necessary to the production or functionality of the products we offer for sale for the reporting period. The Company undertook the following as part of that inquiry:

•	created a Conflict Minerals Steering Council, composed of executive- and management-level representatives from Finance, Strategic Sourcing, Investor Relations, Global Supply Chain, Strategic Sourcing, Legal, Audit, Corporate Social Responsibility, Supplier Quality, and Global Trade Compliance;

•	incorporated our Conflict Minerals policy in our Master Supplier Agreement template for use with new and renewed contracts with suppliers;

•	utilized the Company’s existing mechanisms for reporting Conflict Minerals concerns, allowing contact by telephone, email, and online, for both the public and internal reportees;

•	informed relevant suppliers of the Company’s expectations regarding supplier Conflict Minerals policy, due diligence processes, and responses to the Company’s requests for information;

•	identified those products which we manufactured or contracted to manufacture that we reasonably believed contained one or more conflict minerals (defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold collectively, the “Conflict Minerals” or sometimes “conflict minerals” or ”3TGs”), by first eliminating those products which were clearly not subject to Rule 13p-1, including tool rentals, service-only, chemicals, and fluids;

•	using lessons learned during the previous reporting period, we expanded our project scoping process to help ensure we have identified all relevant raw materials or components used in the manufacture or contract for manufacture of the products specifically identified in the step above;

•	identified 2645 suppliers which provided the materials or components specifically identified in the previous step;

•	engaged the services of a third-party conflict minerals service provider to create and maintain a supplier engagement portal;

•	using the third-party conflict minerals service provider’s technology platform, contacted the identified suppliers;

•	informed relevant suppliers of the Company’s conflict minerals policy and our expectation for compliance with that policy and their cooperation in developing conflict minerals data;

•	requested these suppliers to determine which of the materials or components they provided to the Company contained one or more conflict minerals;

•	requested these suppliers to in turn require their suppliers to comply with the Company’s conflict minerals requirements;

•	requested these suppliers to develop a company policy and management system with respect to conflict minerals and to require their suppliers to in turn adopt similar policies and systems;

•	informed these suppliers of the informational and instructional materials available on our third-party conflict minerals service provider’s Conflict Minerals Resource Center web page, pertaining to the conflict minerals regulation, the Conflict Minerals Reporting Template (“CMRT”) questionnaire, and due diligence guidelines;

•	requested from these suppliers confirmation of the presence of every necessary conflict mineral in the raw materials or components they supplied to the Company, and information regarding the origin of those minerals;

•	established a deadline of March 31, 2016 to provide the requested conflict minerals information and documentation;

•	followed up with unresponsive suppliers to request compliance with the Company’s requests for information and documentation, until the stated deadline by sending up to three e-mailed messages by the Company’s third-party service provider, and attempting at least two phone calls by the third-party service provider in cases when e-mail contact was unsuccessful;

•	reviewed the responses compiled for each responding supplier to determine existence of a Conflict Minerals policy, due diligence process and passed through requirements for successive supplier tiers;

•	reviewed the responses compiled for each responding supplier to determine which Smelter or Refiner (“SORs”) were the source of necessary conflict minerals contained in the raw materials or components supplied to the Company;

•	received completed questionnaires from 47% of the identified suppliers contacted by our third-party conflict minerals service provider;

•	received completed questionnaires with part-level data pertaining to 56% of the identified materials or components, which represents an expansion of detail over reporting period 2014; and

•	increased by 121% the identification of total SORs in the Company’s supply chain over reporting period 2014, and increased by 59% the identification of total conflict-free SORs over reporting period 2014, both increases due, in part, to the Company’s change in project scoping process using lessons learned during the previous reporting period.

The Company has also participated in monthly Responsible Sourcing Network Multi-Stakeholder Group (MSG) calls and periodic Oil and Gas Services Working Group (OGSWG) meetings, as well as attended various webinars and participation in two panel discussions at the 3rd Conflict Minerals Reporting & Supply Chain Transparency Conference, to enable us to consider best practices and to explore opportunities to participate in responsible sourcing and supply chain transparency.

The Company’s responding relevant suppliers identified 338 SORs believed to be the source of necessary conflict minerals contained in the raw materials or components supplied to the Company. Of those supplier-identified SORs, 57 potentially sourced minerals or ores from the DRC Region, requiring due diligence on the source and chain of custody of conflict minerals. These SORs are more fully described in the table located in Schedule 2 below.

The due diligence undertaken is more fully described below.

Design of Due Diligence

The Company’s due diligence was designed in conformance with the due diligence related steps of a nationally or internationally recognized due diligence framework, specifically, the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition).

Due Diligence Measures Undertaken

Identification and Assessment of Risks in the Supply Chain

The Company determined that approximately 17% of the identified SORs in our global supply chain required due diligence on source and chain of custody of the necessary conflict minerals ultimately provided to the Company, based upon the applicability of one or more criteria:

•	reported sourcing conflict minerals from the conflict area;

•	provided data on SORs that self-report sourcing from a mine located in the conflict area;

•	provided data on SORs that were reported by independent entities to source from a mine located in the conflict area;

•	indicated that the SOR named by the supplier passed materials through a known or suspected country for smuggling, export out of other countries, or the transit of materials containing conflict minerals; or

•	provided information about an SOR indicating the origin of the materials was not from a country known to hold reserves.

Response to Identified Risks

The Company undertook the following measures in its exercise of due diligence on the source and chain of custody of the necessary conflict minerals:

•	independently verified all SOR information submitted by suppliers in their CMRTs, checking it against the third-party conflict minerals service provider’s independent smelter research, including:

o	merged duplicate submissions following verification of overlapping company information;

o	eliminated submissions with garbage characters and obvious misspellings;

o	validated named entities as actual SORs; and

o	confirmed that each facility is a legitimate SOR of 3TGs;

•	gathered information on legitimate SORs in the SOR databases from several sources, including without limitation the third-party service provider’s independent research, Conflict-Free Sourcing Initiative (CFSI), London Bullion Market Association (LBMA), the Dubai Multi Commodities Centre (DMCC), the Responsible Jewellery Council (RJC), the US Department of Commerce (DoC), and the US Geological Survey (USGS) (the “Third-Party Database”);

•	if a supplier did not provide a proper identification number issued by a validating entity, such as CFSI or LBMA, we requested the supplier provide the following information:

o	the metal processed by the facility;

o	the city, province/state and country where the facility is located;

o	the name and email address for the designated contact at the facility;

o	the recycled and scrap status of metals, minerals or ores processed by the facility;

o	if the facility sources all of its metals, minerals or ores solely from recycled or scrap materials, the country of origin of those materials; and

o	if the facility does not source all materials solely from recycled or scrap providers, the location of mines from which the facility sources its metals, minerals or ores;

•	labelled as “Valid” those SOR submissions from suppliers that match the Third-Party Database of legitimate SORs and performed additional verification:

o	whether the SOR has been audited by one or more recognized certification entities, such as CFSI, LBMA, DMCC, or RJC, and if not, whether they undergo another form of an independent audit; and

o	those SORs that have not undergone a certification audit are asked if they plan to undertake a certification process in the future;

•	labelled as "Invalid" those SORs submitted by a supplier that match the Third-Party Database list of facilities known not to be a legitimate facility, or a common erroneous or inoperative name;

•	labelled as "Undetermined” those SORs submitted by a supplier that do not match either the legitimate or non-legitimate lists in the Third-Party Database;

•	suppliers that submit SOR names determined to be Invalid or Undetermined are requested to correct or amend the pertinent information;

•	for each Valid SOR, assigned a risk rating of Low, Medium or High, based on the following factors:

o	whether the facility has or has not already successfully undergone a certification audit by a recognized entity;

o	whether the facility is registered with a certification body, and if so, is progressing toward completing an audit process by that body;

o	whether the facility is proximate to, conducts conflict mineral transactions with entities within, or transports materials through any of the following:

▪	a Level 1 country, with known active ore production and not identified as either conflict regions or plausible countries engaged in smuggling materials containing conflict minerals;

▪	a Level 2 country, known to or plausibly believed to be engaged in smuggling, export out of a Level 3 country, or as a transit for materials containing conflict minerals; or

▪	a Level 3 country, the DRC or one of its nine adjoining countries, Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, collectively referred to as "covered countries" in Section 1502 of the Dodd Frank Act;

•	for each supplier, calculated a cumulative SOR risk, either low, medium, or high, summarizing the risk that the supplier poses to the Baker Hughes supply chain, based on the chances that the supplier furnishes 3TGs that may originate from non-conflict free sources:

o	obtained the value of the cumulative SOR risk for each supplier by collecting the risk ratings of all SORs associated with the supplier, or in the case of parts-level responses, each product/part provided by the supplier; and

o	for each supplier, or, as applicable, each product/part, assigned the overall risk rating equal to the risk rating level with the most SORs at that level;

•	will report above identified risks to appropriate senior management, including Legal, Procurement and Strategic Sourcing, for monitoring and determination of appropriate corrective action.

Independent Audit of SOR Due Diligence Practices

•	The Company expects to become a participating member of the Conflict Free Smelter Initiative (CFSI) in June, 2016, and to thereby support efforts by the CFSI to promote smelter and refiner registration, audit and verification of conflict status.

•	Following due diligence efforts undertaken in reporting period 2014, the Company, along with OGSWG peer members, identified nine SORs that were in common, and which were not listed by any independent verification entity:

o	OGSWG members, including the Company, engaged a third-party to directly contact the identified unverified SORs and encourage them to register with an independent validating and auditing body; and

o	three of the identified SORs did not reply, 3 responded that they did not smelt the named conflict mineral, 1 indicated it would work toward becoming compliant, and 2 indicated they did not actually process the named mineral.

Annual Report on Supply Due Diligence

The Company annually reports on our global supply chain due diligence and makes the current and every historical report available on our public website at the following weblink:

http://www.bakerhughes.com/company/corporate-social-responsibility/human-rights-and-security/conflict-minerals.

Independent Private Sector Audit

The Company is not subject to an independent private sector audit of the Report.

Results of Due Diligence Undertaken and Processing Facilities

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine each processing facility utilized to produce the conflict minerals used in each of the Company's relevant products. However, Schedule 2 below lists the processing facilities which source minerals from the DRC, for which the Company has been able to confirm the information provided by our suppliers.

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine the country of origin of the conflict minerals in each of our relevant products, or whether the conflict minerals in each of our products were from recycled or scrap sources. However, Schedule 1 below lists the countries of origin, by pertinent mineral, for which the Company has been able to confirm the information provided by our suppliers.

The efforts to determine the origin of conflict minerals are more fully described in the section entitled “Due Diligence Measures Undertaken.”

Risk Mitigation

With respect to those products the Company manufactures or contracts to be manufactured for sale that contain necessary conflict minerals, the Company plans to undertake the following steps to mitigate the risk that our necessary conflict minerals could unintentionally benefit armed groups:

•	improve processes to identify the presence of necessary conflict minerals in those of our products we manufacture or contract to be manufactured and offer for sale by:

o	seeking to increase our supplier response rate to 50% in reporting period 2016, although response rates will depend on supplier cooperation,

o	seeking to increase our supplier parts-level response rate to 60% in reporting period 2016, although response rates will depend on supplier cooperation, and

o	incorporating a flow-down clause on all new or renewed Master Service Agreements, creating a contractual obligation on the part of suppliers to comply with the Company’s conflict minerals requirements and to in turn require policy and systems implementation by successive supply chain tiers;

•	continue to assess the presence of necessary conflict minerals in our relevant supply chain;

•	continue to perform due diligence on the necessary conflict minerals supplied to us, to determine their origin;

•	continue to clearly communicate to suppliers our expectations with regard to compliance with the Company’s stated policies, performance, transparency and responsible sourcing practices;

•	engage with our suppliers to properly identify and obtain relevant information from “Invalid” or “Undetermined” SORs in our supply chain;

•	engage with our suppliers to encourage that they source from conflict-free SORs or mines, and that they obtain from their applicable SORs or mines conflict-free designations from recognized certification programs;

•	continue to engage our suppliers that did not respond to our request for conflict minerals information for reporting period 2015 conflict minerals information, ultimately seeking to engage as many of those suppliers as possible, to determine for reporting year 2016:

o	those suppliers’ use of necessary conflict minerals,

o	the country of origin of those conflict minerals,

o	the use of scrap or recycled sources of those conflict minerals, and

o	the source and chain of custody of those conflict minerals originating in the conflict area and not obtained from scrap or recycled sources;

•	follow up with all high and medium cumulative risk suppliers in order to assist them in understanding their risk level and the future implications their risk level could have on the Company’s conflict minerals program;

•	become a member of and actively participate in the Conflict Free Smelter Initiative beginning June 2016 to improve and expand engagement of SORs by independent certifying organizations;

•	monitor the activities, initiatives and programs of DRC regional governments and agencies, international bodies, and non-governmental organizations which are aimed at minimizing or eliminating the benefit to relevant armed groups derived from conflict minerals, and, where practicable, to support or implement those activities, initiatives or programs;

•	seek, where practicable, alternative suppliers that responsibly source necessary conflict minerals, which may include sources within the conflict area that do not benefit armed groups; and

•	continue to participate in local and national industry groups, as well as non-governmental organizations, such as the Responsible Sourcing Network Multi-Stakeholder Group and the Oil and Gas Services Working Group on conflict minerals, to develop best practices regarding responsible sourcing and supply chain transparency.

Products Description

The Company products that are considered to contain necessary conflict minerals include the following:

•	Drill Bits - includes Tricone™, PDC or “diamond”, and Kymera™ hybrid drill bits used for performance drilling, hole enlargement and coring.

•	Completion Systems - includes products used to control the flow of hydrocarbons within a wellbore including sand control systems; liner hangers; wellbore isolation; expandable tubulars; multilaterals; safety systems; packers and flow control; and tubing conveyed perforating.

•	Wellbore Intervention - includes products used in existing wellbores to improve their performance including thru-tubing fishing; thru-tubing inflatables; conventional fishing; casing exit systems; production injection packers; and remedial and stimulation tools.

•	Intelligent Production Systems - includes products used to monitor and dynamically control the production from individual wells or fields including intelligent well systems.

•	Artificial Lift - includes electric submersible pump systems; progressing cavity pump systems; gas lift systems; and surface horizontal pumping systems used to lift large volumes of oil and water when a reservoir is no longer able to flow on its own.

Schedule 1

The information in this Schedule is solely an aggregation of data provided by the Company’s suppliers. This is not a confirmation of conflict minerals actually contained in the Company’s products.

Countries of Origin - Tantalum

Australia Brazil Burundi * Canada China DRC *	Egypt Ethiopia Malawi Malaysia Mozambique Namibia	Nigeria Russia Rwanda * Somalia South Africa Thailand	Uganda * Zimbabwe Recycle/Scrap

Countries of Origin - Tin

Belgium Bolivia Brazil Burundi * China India	Japan Laos Malaysia Mexico Morocco Myanmar	Niger Nigeria Peru Portugal Russia Rwanda *	Spain Thailand United States Vietnam Recycle/Scrap

Countries of Origin - Tungsten

Austria Belgium Bolivia Brazil Burundi *	Canada Chile China Germany India	Japan Mexico Peru Poland Portugal	Russia Rwanda * Recycle/Scrap

Countries of Origin - Gold

Armenia Austria Belgium Bolivia Brazil Canada Chile China DRC * Ethiopia France Germany Ghana Guinea	Guyana India Italy Japan Kazakhstan Kyrgyzstan Laos Malaysia Mali Mexico Mongolia Mozambique Namibia Netherlands	Niger Papua New Guinea Peru Philippines Portugal Russia Rwanda * Saudi Arabia South Africa South Korea Spain Suriname Sweden Switzerland	Taiwan Tajikistan Tanzania Thailand Turkey United Arab Emirates United Kingdom United States Uzbekistan Zimbabwe Recycle/Scrap

* = DRC Region countries

Schedule 2

Smelters or Refiners with Identified Mineral Sources

The information in this Schedule is solely an aggregation of data provided by the Company’s suppliers. This is not a confirmation of conflict minerals actually contained in the Company’s products.

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin – DRC Region	3TG Country of Origin – Other than DRC Region
Academy Precious Metal Materials (Zhaoyuan) Co., Ltd.	CHINA	Gold		Portugal
Advanced Chemical Company	UNITED STATES	Gold		United States, Malaysia
Aida Chemical Industries Co. Ltd.	JAPAN	Gold		Malaysia, Spain, Recycle/Scrap, Portugal, Peru, Japan, Canada, Bolivia
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Gold		Recycle/Scrap, Japan, Germany, Niger, Russia, Thailand
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Gold		Uzbekistan, Mexico, China, Malaysia
AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	Gold	Rwanda	South Africa, Brazil, Chile, Mongolia
Argor-Heraeus SA	SWITZERLAND	Gold		Switzerland, South Africa, Chile, China, Canada, Malaysia
Asahi Pretec Corporation	JAPAN	Gold	Tanzania	United States, Recycle/Scrap, Papua New Guinea, Mexico, Japan, Guinea, Chile, Canada, Brazil, Peru, Spain, Russia
Asahi Refining Canada Limited	CANADA	Gold		China, Canada, Russia, Suriname
Asahi Refining USA Inc. / Johnson Matthey Inc	UNITED STATES	Gold		United States, Malaysia, China, Canada, Mexico, Peru, Chile, Brazil, Thailand
Asaka Riken Co Ltd	JAPAN	Gold		China, Canada, Malaysia, Recycle/Scrap, Mexico, Japan, Armenia
Asarco	UNITED STATES	Gold		Malaysia
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Gold		Turkey, Brazil, China, Mexico, Thailand
Aurubis AG	GERMANY	Gold		United States, Recycle/Scrap, Germany, China, Peru, Japan, Russia, Thailand
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Gold	Rwanda	Philippines, Canada, China, Malaysia
BANGKOK ASSAY	THAILAND	Gold		Thailand
Bauer Walser AG	GERMANY	Gold		Germany, Thailand
Boliden AB	SWEDEN	Gold		Sweden, Canada, China, Brazil, Mongolia
C. Hafner GmbH + Co. KG	GERMANY	Gold		Germany, Japan, Canada, Thailand
Caridad	MEXICO	Gold		Mexico, Japan, China, Chile, Bolivia, Peru, Ethiopia
CCR Refinery - Glencore Canada Corporation	CANADA	Gold		Portugal, China, Mexico
Cendres + Métaux SA	SWITZERLAND	Gold		Switzerland, Recycle/Scrap, Germany, Thailand
Chimet S.p.A.	ITALY	Gold		Recycle/Scrap, Mexico, Italy, China, Russia, Ethiopia
Chugai Mining	JAPAN	Gold		Japan, Canada, Malaysia
Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	Gold		Thailand, South Korea, Japan
Daye Non-Ferrous Metals Mining Ltd.	CHINA	Gold		China, Ethiopia
Do Sung Corporation	KOREA, REPUBLIC OF	Gold		South Korea, Recycle/Scrap, Thailand
Doduco	GERMANY	Gold		Recycle/Scrap
Dowa Mining Co., Ltd.	JAPAN	Gold	Rwanda	United States, Mexico, Japan, Canada, China, Peru, Zimbabwe
Eco-System Recycling Co., Ltd.	JAPAN	Gold		Recycle/Scrap, Japan, Canada, Bolivia, Ethiopia
Elemetal Refining, LLC	UNITED STATES	Gold		United States, Russia, Philippines, Kazakhstan, Brazil, Japan, Thailand
Faggi Enrico S.p.A.	ITALY	Gold		Recycle/Scrap, Italy, China, Zimbabwe
FSE Novosibirsk Refinery	RUSSIAN FEDERATION	Gold		Russia, Italy
FSE Novosibirsk Refinery	RUSSIAN FEDERATION	Gold		Russia, Italy
Gansu Seemine Material Hi-Tech Co Ltd	CHINA	Gold		Ethiopia
Geib Refining Corp	UNITED STATES	Gold		United States, China

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin – DRC Region	3TG Country of Origin – Other than DRC Region
Guangdong Jinding Gold Limited	CHINA	Gold		Taiwan, China, Peru, Zimbabwe
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Gold		China, Ethiopia
Heimerle + Meule GmbH	GERMANY	Gold		South Africa, Recycle/Scrap, Philippines, Mozambique, Malaysia, Germany, Canada, Austria, Peru, China, Japan, Ethiopia
Heraeus Ltd. Hong Kong	CHINA	Gold	Rwanda	Thailand, Taiwan, Switzerland, South Africa, Philippines, Mozambique, Malaysia, Laos, Japan, Germany, France, Canada, Peru, China, Spain, Zimbabwe
Heraeus Precious Metals GmbH & Co. KG	GERMANY	Gold		United States, Switzerland, Peru, Malaysia, Germany, Chile, Bolivia, China, Japan, Ethiopia
Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	Gold		Zimbabwe, United States, South Korea, Mexico, Japan, Canada
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Gold		Mongolia, Mexico, China, Ethiopia
Ishifuku Metal Industry Co., Ltd.	JAPAN	Gold		Peru, India, China, Zimbabwe
Istanbul Gold Refinery	TURKEY	Gold		Turkey, Japan, Chile, Ethiopia
Japan Mint	JAPAN	Gold		Japan, Canada, Ethiopia
Jiangxi Copper Company Limited	CHINA	Gold		United States, Japan, China, Malaysia
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Gold		Russia, Japan, Canada, Ethiopia
JSC Uralelectromed	RUSSIAN FEDERATION	Gold		Russia, Brazil, Zimbabwe
JX Nippon Mining & Metals Co., Ltd.	JAPAN	Gold		Chile, Japan, China, Brazil, Malaysia
Kazakhmys plc	KAZAKHSTAN	Gold		Kazakhstan
Kazzinc Inc.	KAZAKHSTAN	Gold		Peru, Kazakhstan, Canada, Thailand
Kennecott Utah Copper LLC	UNITED STATES	Gold		United States, Japan, Niger, Chile, Guinea, Malaysia
Kojima Chemicals Co., Ltd	JAPAN	Gold		Spain, Mexico, Malaysia, Japan
Korea Metal Co. Ltd	KOREA, REPUBLIC OF	Gold		Malaysia, South Korea, Recycle/Scrap
Kyrgyzaltyn JSC	KYRGYZSTAN	Gold		Kyrgyzstan, Brazil, Mexico, Malaysia
L' azurde Company For Jewelry	SAUDI ARABIA	Gold		Taiwan, Saudi Arabia, Japan, Canada, Brazil, Portugal
Lingbao Gold Company Ltd.	CHINA	Gold		China, Thailand
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	Gold		Thailand, China
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Gold		United States, South Korea, South Africa, Peru, Kazakhstan, Japan, India, Chile, Brazil, Turkey, Malaysia
Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	Gold		China, Thailand
Materion	UNITED STATES	Gold		United States, Chile, Canada, Brazil, China, Japan, Portugal
Matsuda Sangyo Co., Ltd.	JAPAN	Gold		United States, United Kingdom, Japan, China, Russia, Canada, Thailand
Metalor Technologies (Hong Kong) Ltd	CHINA	Gold		Chile, Sweden, Malaysia, United States, Switzerland, Peru, Japan, China
Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	Gold		Malaysia, Switzerland, China
Metalor Technologies (Suzhou) Co Ltd	CHINA	Gold		Thailand, South Africa, China
Metalor Technologies SA	SWITZERLAND	Gold		United States, United Kingdom, Switzerland, Sweden, China, Malaysia, Canada
Metalor USA Refining Corporation	UNITED STATES	Gold		United States, Switzerland, Canada, China, Japan, Brazil, Mexico, Malaysia
Met-Mex Peñoles, S.A.	MEXICO	Gold		China, Italy, Mexico
Minsur	PERU	Gold	Rwanda, DRC	United States, Thailand, Switzerland, Peru, Malaysia, Bolivia, China, Russia, Poland, Canada, Brazil
Mitsubishi Materials Corporation	JAPAN	Gold		Malaysia, Japan, China, Canada
Mitsui Mining and Smelting Co., Ltd.	JAPAN	Gold		Saudi Arabia
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Gold		Russia, Mexico, Malaysia
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Gold		Canada, Malaysia, United Arab Emirates, Turkey, Saudi Arabia
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Gold		Uzbekistan, United States, Peru, Japan, Chile, Canada, China, Brazil, Malaysia
Nihon Material Co. LTD	JAPAN	Gold		China, Russia, Malaysia, Mozambique, Japan, Canada
Ohio Precious Metals, LLC	UNITED STATES	Gold		United States, Russia, Philippines, Kazakhstan, Brazil, Japan, Thailand
Ohura Precious Metal Industry Co., Ltd	JAPAN	Gold		China, Malaysia, Japan

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin – DRC Region	3TG Country of Origin – Other than DRC Region
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Gold		Taiwan
OJSC Kolyma Refinery	RUSSIAN FEDERATION	Gold		Russia, Canada, Thailand
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Gold		Malaysia
PAMP SA	SWITZERLAND	Gold		Switzerland, South Africa, Mexico, Canada, China, Italy, Thailand
Penglai Penggang Gold Industry Co Ltd	CHINA	Gold		Malaysia, China
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Gold		Russia, China, Portugal
PT Aneka Tambang (Persero) Tbk	INDONESIA	Gold		China, Canada, Thailand
PX Précinox SA	SWITZERLAND	Gold		Switzerland, Mozambique, Canada, France, Thailand
Rand Refinery (Pty) Ltd	SOUTH AFRICA	Gold	Tanzania, DRC	Taiwan, Ethiopia, South Africa, Namibia, Mali, Guinea, Ghana, China, Canada
Republic Metals Corporation	UNITED STATES	Gold		China, Malaysia
Royal Canadian Mint	CANADA	Gold		Switzerland, Suriname, Peru, Mexico, Japan, Guyana, Germany, Chile, Canada, China, Brazil, Portugal
Sabin Metal Corp.	UNITED STATES	Gold		United States, China, Canada, Thailand
Samduck Precious Metals	KOREA, REPUBLIC OF	Gold		South Korea, Portugal
SAMWON Metals Corp.	KOREA, REPUBLIC OF	Gold		South Korea, China, Mexico, Portugal
Schöne Edelmetaal B.V.	NETHERLANDS	Gold		Netherlands, Belgium, Mexico, Thailand
SEMPSA Joyería Platería SA	SPAIN	Gold		Japan, China, Turkey, Ethiopia, Spain
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Gold		Portugal
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	Gold		Thailand, United States, Japan, China
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Gold		Zimbabwe
Singway Technology Co., Ltd.	TAIWAN	Gold		Thailand
So Accurate Group, Inc.	UNITED STATES	Gold		United States, Thailand, China, Canada
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Gold		Taiwan, Germany, Russia
Solar Applied Materials Technology Corp.	TAIWAN	Gold		United States, Taiwan, China, Chile, Canada, Russia
Sumitomo Metal Mining Co., Ltd.	JAPAN	Gold		United States, Peru, Japan, Canada, Chile, China, Brazil
Tanaka Kikinzoku Kogyo K.K.	JAPAN	Gold		Uzbekistan, United States, United Kingdom, Switzerland, South Africa, Mexico, Malaysia, Chile, Belgium, Japan, Taiwan, China, Canada
The Great Wall Gold and Silver Refinery of China	CHINA	Gold		China, Taiwan
The Refinery of Shandong Gold Mining Co. Ltd	CHINA	Gold		Niger, Brazil, Peru, China, Japan, Canada
Tokuriki Honten Co., Ltd	JAPAN	Gold		Brazil, United States, Peru, Japan, China, Chile, Canada
Torecom	KOREA, REPUBLIC OF	Gold		South Korea, Canada
Umicore Brasil Ltda	BRAZIL	Gold		Canada, Japan, Brazil
Umicore Precious Metal Refining	BELGIUM	Gold		China, Canada, Belgium
Umicore Precious Metals Thailand	THAILAND	Gold		Thailand, China, Japan
Umicore SA	BELGIUM	Gold		China, Canada, Belgium
Umicore SA Business Unit Precious Metals Refining	BELGIUM	Gold		China, Canada, Belgium
United Precious Metal Refining, Inc.	UNITED STATES	Gold		United States, Thailand, Russia, Canada, Belgium, China, Japan, Sweden
Valcambi SA	SWITZERLAND	Gold		Taiwan, Switzerland, Japan, India, China, Brazil, Canada
Western Australian Mint trading as The Perth Mint	AUSTRALIA	Gold		South Korea, Peru, Papua New Guinea, Guinea, Chile, Bolivia, Mexico, China, Italy
Yamamoto Precious Metal Co., Ltd.	JAPAN	Gold		Japan, Mexico
Yokohama Metal Co Ltd	JAPAN	Gold		Chile, Canada, Malaysia, Japan, China, Brazil
Yunnan Copper Industry Co Ltd	CHINA	Gold		China
Yunnan Tin Company, Ltd.	CHINA	Gold	Rwanda, DRC, Angola	Japan, Peru, Malaysia, Germany, Ethiopia, China, Canada, Brazil, Bolivia, Belgium
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Gold		Thailand, Switzerland, Philippines, Mozambique, China, Chile, Canada

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin – DRC Region	3TG Country of Origin – Other than DRC Region
Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Gold		Japan, Tajikistan, Peru, Mongolia, Kyrgyzstan, China, Russia
Changsha South Tantalum Niobium Co., Ltd.	CHINA	Tantalum		Thailand, Russia, Canada, Brazil, China, Japan
Conghua Tantalum and Niobium Smeltry	CHINA	Tantalum	Rwanda	Thailand, Niger, India, Ethiopia, China, Brazil, Japan, Turkey
Duoluoshan Sapphire Rare Metal Co., Ltd.	CHINA	Tantalum	Rwanda	Thailand, Nigeria, Niger, Malaysia, Japan, India, Ethiopia, Brazil, Bolivia, Chile, China, Canada
Exotech Inc.	UNITED STATES	Tantalum		China, Canada
F&X Electro-Materials Ltd.	CHINA	Tantalum		Recycle/Scrap, China, Japan, Chile, Russia
Global Advanced Metals Aizu	JAPAN	Tantalum		Japan, Canada, China, India
Global Advanced Metals Boyertown	UNITED STATES	Tantalum		United States, Mozambique, Brazil, China, Japan, Canada
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Tantalum		Sierra Leone, Nigeria, Brazil, China
H.C. Starck Co., Ltd.	THAILAND	Tantalum	Rwanda	Zimbabwe, Thailand, Sierra Leone, Namibia, Mozambique, India, Ethiopia, Brazil, Bolivia, China, Chile
H.C. Starck GmbH Goslar	GERMANY	Tantalum	Rwanda	Zimbabwe, United States, Thailand, Sierra Leone, Namibia, Mozambique, India, Germany, Ethiopia, Canada, Brazil, Bolivia, Japan, China
H.C. Starck GmbH Laufenburg	GERMANY	Tantalum	Rwanda	Zimbabwe, Sierra Leone, Namibia, Mozambique, Japan, India, Germany, Ethiopia, Canada, Brazil, Bolivia, Spain, China
H.C. Starck Hermsdorf GmbH	GERMANY	Tantalum	Rwanda	Mozambique, India, Germany, Ethiopia, Canada, Brazil, Bolivia, China, Japan
H.C. Starck Inc.	UNITED STATES	Tantalum	Rwanda	Zimbabwe, United States, Sierra Leone, Namibia, Mozambique, Japan, India, Germany, Ethiopia, Canada, Brazil, Bolivia, China
H.C. Starck Ltd.	JAPAN	Tantalum	Rwanda	Zimbabwe, Sierra Leone, Namibia, Mozambique, India, Germany, Ethiopia, Canada, Brazil, Bolivia, China, Japan
H.C. Starck Smelting GmbH & Co.KG.	GERMANY	Tantalum		China, Mexico
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Tantalum		China
Hi-Temp Specialty Metals, Inc.	UNITED STATES	Tantalum	Rwanda	Zimbabwe, United States, Sierra Leone, Namibia, Mozambique, India, Ethiopia, Brazil, Bolivia, Spain, China, Russia
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Tantalum		China
Jiujiang Tanbre Co., Ltd.	CHINA	Tantalum	DRC	China, Canada
KEMET Blue Metals	Not disclosed	Tantalum	Rwanda, Burundi	Nigeria, Niger, Mozambique, Mexico
KEMET Blue Powder	UNITED STATES	Tantalum	Rwanda, DRC, Burundi	United States, Nigeria, Niger, Mozambique, Mexico, China, Canada
King-Tan Tantalum Industry Ltd	CHINA	Tantalum		Ethiopia, China
LSM Brasil S.A.	BRAZIL	Tantalum		Brazil, China, Chile
Metallurgical Products India (Pvt.) Ltd.	INDIA	Tantalum		India
Mineração Taboca S.A.	BRAZIL	Tantalum		China
Mitsui Mining and Smelting Co., Ltd.	JAPAN	Tantalum		Saudi Arabia
Molycorp Silmet A.S.	ESTONIA	Tantalum		Estonia
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Tantalum	Rwanda, Burundi	Switzerland, Nigeria, Niger, Mozambique, Malaysia, Ethiopia, Brazil, China, Chile, Canada
Plansee SE Liezen	AUSTRIA	Tantalum		Austria, China, Japan, Guyana
Plansee SE Reutte	AUSTRIA	Tantalum		Austria, India, Japan
QuantumClean	UNITED STATES	Tantalum		United States
RFH Tantalum Smeltry Co., Ltd	CHINA	Tantalum		Russia, Peru, China
Smelter not listed	INDONESIA	Tantalum
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Tantalum		Mexico, Belgium
Taki Chemicals	JAPAN	Tantalum		Japan, Brazil, Canada
Telex Metals	UNITED STATES	Tantalum		United States, Recycle/Scrap, Kazakhstan, Japan, Russia
Ulba	KAZAKHSTAN	Tantalum	Rwanda, DRC, Burundi	Zimbabwe, United States, Russia, Mozambique, Kazakhstan, Japan, Ethiopia, China, Canada, Brazil, Belarus, Spain, Taiwan
Yichun Jin Yang Rare Metal Co., Ltd	CHINA	Tantalum		China

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin – DRC Region	3TG Country of Origin – Other than DRC Region
Zhuzhou Cement Carbide	CHINA	Tantalum	Rwanda, DRC, Burundi	Taiwan, Russia, Nigeria, Niger, Malaysia, Kazakhstan, Japan, China, Brazil
Zhuzhou Cemented Carbide	CHINA	Tantalum	Rwanda, DRC, Burundi	Taiwan, Russia, Nigeria, Niger, Malaysia, Kazakhstan, Japan, China, Brazil
Alpha	UNITED STATES	Tin		Canada, United States, Thailand, Taiwan, Spain, Recycle/Scrap, Peru, Chile, China
An Vinh Joint Stock Mineral Processing Company	VIET NAM	Tin		Japan, China
China Rare Metal Material Co., Ltd.	CHINA	Tin		Ghana, China
China Tin Group Co., Ltd.	CHINA	Tin	DRC	Japan, Canada, Brazil, China
CNMC (Guangxi) PGMA Co. Ltd.	CHINA	Tin		Canada, China
Cooper Santa	BRAZIL	Tin		Peru, Brazil, China, Chile, Taiwan, Mexico
CV Ayi Jaya	INDONESIA	Tin		China, Japan
CV Gita Pesona	INDONESIA	Tin		China
CV Nurjanah	INDONESIA	Tin		China
CV Serumpun Sebalai	INDONESIA	Tin		Uzbekistan, United States, Malaysia, Brazil, China, Spain, Canada
CV United Smelting	INDONESIA	Tin	DRC	Peru, Malaysia, Japan, China, Brazil
Dowa	JAPAN	Tin		China, Japan
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Tin		China
Elmet S.L.U. (Metallo Group)	SPAIN	Tin		China
Empresa Metallurgica Vinto	BOLIVIA	Tin	DRC	Russia, Peru, Malaysia, Germany, China, Brazil, Bolivia, Chile, Canada
Estanho de Rond™nia S.A.	BRAZIL	Tin		Taiwan, Brazil
Feinhutte Halsbrucke GmbH	GERMANY	Tin		Poland, Germany
Fenix Metals	POLAND	Tin		Recycle/Scrap, Poland, China, Japan, Brazil, Russia
Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	Tin		Chile, Taiwan, Peru, Japan, China, Canada, Brazil, Bolivia
Gejiu Zi-Li	CHINA	Tin		China, Brazil, Guinea
Huichang Jinshunda Tin Co. Ltd	CHINA	Tin		Brazil, China
Jiangxi Nanshan	CHINA	Tin		Canada
Kai Unita Trade Limited Liability Company	CHINA	Tin		Niger, Russia, China
Linwu Xianggui Smelter Co	CHINA	Tin		Japan, India, China, Brazil
Magnu's Minerais Metais e Ligas LTDA	BRAZIL	Tin		Spain, China, Brazil
Malaysia Smelting Corporation (MSC)	MALAYSIA	Tin	Rwanda, DRC	Thailand, Switzerland, Spain, Portugal, Peru, Nigeria, Niger, Malaysia, Japan, Chile, Brazil, Bolivia, China, Canada, Taiwan, Russia
Melt Metais e Ligas S/A	BRAZIL	Tin		Brazil, Japan, Chile
Metallic Resources, Inc.	UNITED STATES	Tin		Niger, China
Metallo-Chimique N.V.	BELGIUM	Tin		Peru, Spain, Japan, France, Brazil
Metalor USA Refining Corporation	UNITED STATES	Tin		United States, Switzerland, Canada, China, Japan, Brazil, Mexico, Malaysia
Mineração Taboca S.A.	BRAZIL	Tin		China
Minsur	PERU	Tin	Rwanda, DRC	United States, Thailand, Switzerland, Peru, Malaysia, Bolivia, China, Russia, Poland, Canada, Brazil
Mitsubishi Materials Corporation	JAPAN	Tin		Malaysia, Japan, China, Canada
Nankang Nanshan Tin Co., Ltd.	CHINA	Tin		Canada
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin		Vietnam, Chile
Nippon Filler Metals Ltd	JAPAN	Tin		Unknown
Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	Tin		Brazil, Russia
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Tin		Thailand, Philippines, China
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Tin		Philippines, Peru, Malaysia, China, Canada, Brazil, Bolivia, Japan
Operaciones Metalurgical S.A.	BOLIVIA	Tin	DRC	Thailand, Russia, Philippines, Peru, Malaysia, Japan, Brazil, Bolivia, China, Canada
Phoenix Metal Ltd.	RWANDA	Tin		Japan
PT Artha Cipta Langgeng	INDONESIA	Tin		Malaysia, Germany, Bolivia, China, Brazil
PT ATD Makmur Mandiri Jaya	INDONESIA	Tin		China
PT Babel Inti Perkasa	INDONESIA	Tin		Peru, China, Canada
PT Bangka Kudai Tin	INDONESIA	Tin		China, Canada
PT Bangka Prima Tin	INDONESIA	Tin		China
PT Bangka Putra Karya	INDONESIA	Tin	DRC	Peru, Malaysia, China, Canada, Bolivia, Poland, Brazil

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin – DRC Region	3TG Country of Origin – Other than DRC Region
PT Bangka Timah Utama Sejahtera	INDONESIA	Tin		China, Brazil
PT Bangka Tin Industry	INDONESIA	Tin		Peru, Malaysia, China, Canada, Bolivia, India, Brazil
PT Belitung Industri Sejahtera	INDONESIA	Tin	Rwanda	Niger
PT BilliTin Makmur Lestari	INDONESIA	Tin		Peru, Malaysia, Canada, Brazil, Bolivia, China
PT Bukit Timah	INDONESIA	Tin	DRC, Rwanda	Russia, Peru, Malaysia, China, Canada, Bolivia, India, Brazil
PT Cipta Persada Mulia	INDONESIA	Tin		Japan
PT DS Jaya Abadi	INDONESIA	Tin		Russia, Poland, Peru, Mozambique, Malaysia, Japan, China, Brazil, Bolivia, Niger, Canada
PT Eunindo Usaha Mandiri	INDONESIA	Tin	Rwanda	China
PT HP Metals Indonesia	INDONESIA	Tin		Bolivia
PT Inti Stania Prima	INDONESIA	Tin		Japan
PT Justindo	INDONESIA	Tin		Brazil, China
PT Mitra Stania Prima	INDONESIA	Tin		Russia, Mexico, Chile, Bolivia, China, Brazil
PT NATARI	INDONESIA	Tin		Armenia
PT Panca Mega Persada	INDONESIA	Tin		Japan
PT Pelat Timah Nusantara Tbk	INDONESIA	Tin	Rwanda, DRC, Burundi	Nigeria, Niger, Malaysia, China, Brazil, Bolivia
PT Prima Timah Utama	INDONESIA	Tin		United States, Peru, China, Canada
PT Refined Banka Tin	INDONESIA	Tin	Rwanda	China, Peru, India, Brazil
PT Sariwiguna Binasentosa	INDONESIA	Tin		United States, Laos, China, Brazil
PT Singkep Times Utama	INDONESIA	Tin		Germany
PT Stanindo Inti Perkasa	INDONESIA	Tin	DRC	Mozambique, Malaysia, China, Brazil, Bolivia, Peru, India, Canada
PT Sumber Jaya Indah	INDONESIA	Tin		China
PT Tambang Timah	INDONESIA	Tin	Angola, Rwanda	United States, Thailand, Malaysia, France, China, Chile, Brazil, Peru, Japan, Canada
PT Timah (Persero) Tbk Mentok	INDONESIA	Tin	DRC	Thailand, Malaysia, India, Canada, Bolivia, Peru, China, Brazil
PT Tinindo Inter Nusa	INDONESIA	Tin		China, Belgium, Peru, India, Canada
PT Tommy Utama	INDONESIA	Tin		Germany
PT Wahana Perkit Jaya	INDONESIA	Tin		Peru, Japan
Resind Indústria e Comércio Ltda.	BRAZIL	Tin		China
Royal Canadian Mint	CANADA	Tin		Switzerland, Suriname, Peru, Mexico, Japan, Guyana, Germany, Chile, Canada, China, Brazil, Portugal
Rui Da Hung	TAIWAN	Tin		Taiwan, Japan, China, Peru, India
S Company	THAILAND	Tin		Bolivia
Soft Metais, Ltda.	BRAZIL	Tin	Burundi	Brazil, Peru, Japan
Stretti	MALAYSIA	Tin		Bolivia
Super Ligas	BRAZIL	Tin		Nigeria
Thailand Smelting & Refining Co Ltd	THAILAND	Tin	Rwanda	China, Russia
Thaisarco	THAILAND	Tin	Rwanda	China, Russia
The force bridge surface treatment Material Factory	CHINA	Tin		Namibia
The Miller Company	UNITED STATES	Tin		Bolivia
TONGDING METALLIC MATERIAL CO.LTD	CHINA	Tin		Germany
Traxys	UNITED STATES	Tin		Namibia
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Tin		India
UNI BROS METAL PTE LTD	SINGAPORE	Tin		Bolivia
UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN	Tin		Germany
Univertical International (Suzhou) Co., Ltd	CHINA	Tin		Bolivia
Vertex Metals Inc.	TAIWAN	Tin		Germany
VQB Mineral and Trading Group JSC	VIET NAM	Tin		Japan, Nigeria
WELLEY	TAIWAN	Tin		Namibia
Well-Lin Enterprise Co Ltd	CHINA	Tin		Bolivia
Westfalenzinn	GERMANY	Tin		Germany
Westmetall GmbH & Co. KG	GERMANY	Tin		Namibia
White Solder Metalurgia e Mineração Ltda.	BRAZIL	Tin		Bolivia, Thailand, Peru, Germany, China, Brazil
Wooshin Metal	KOREA, REPUBLIC OF	Tin		Bolivia

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin – DRC Region	3TG Country of Origin – Other than DRC Region
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA	Tin		Namibia
Wuxi Lantronic Electronic Co Ltd	Unknown	Tin	Burundi
XIAMEN HONGFA	GERMANY	Tin		Nigeria
Xin Tongding	CHINA	Tin	Burundi
XIN WANG copper smelter	CHINA	Tin		Nigeria
Yokohama Metal Co., Ltd.	JAPAN	Tin		Estonia
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	Tin		Recycle/Scrap, China, Peru, India, Canada, Germany
Yunnan Chengo Electric Smelting Plant	CHINA	Tin	Burundi
Yunnan GeJiu Jin Ye Mineral Co.,Ltd	CHINA	Tin		Nigeria
YunNan Gejiu Yunxin Electrolyze Limited	CHINA	Tin		Austria
Yunnan Tin Company Limited	CHINA	Tin	Rwanda, DRC, Angola	Japan, Peru, Malaysia, Germany, Ethiopia, China, Canada, Brazil, Bolivia, Belgium
YUNXIN colored electrolysis Company Limited	CHINA	Tin		Austria
ZhongShi	CHINA	Tin		Belarus
A.L.M.T. Corp.	JAPAN	Tungsten		Brazil, Bolivia, United States, Taiwan, Spain, Portugal, Peru, Japan, China, Canada
Air Products	UNITED STATES	Tungsten		Bolivia
Alldyne Powder Technologies	UNITED STATES	Tungsten		Bolivia
Alta Group	UNITED STATES	Tungsten		Estonia
ATI Metalworking Products	UNITED STATES	Tungsten	Rwanda	Brazil
Beijing Zenith Materials	CHINA	Tungsten		Germany
Bruweiler Precise Sales Co.	UNITED STATES	Tungsten		Namibia
Buffalo Tungsten	UNITED STATES	Tungsten		Bolivia
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Tungsten		China, Peru, Brazil, Bolivia
Chenzhou,Chenzhou Mining Group	CHINA	Tungsten		Bolivia
China Minmetals Nonferrous Metals Co Ltd	CHINA	Tungsten		Vietnam
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Tungsten	Rwanda	Thailand, Russia, Peru, China, Canada, Poland, Nigeria
Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Tungsten		Brazil
Dayu Weiliang Tungsten Co., Ltd.	CHINA	Tungsten		China, Mexico, Bolivia
Degutea	KOREA, REPUBLIC OF	Tungsten		Vietnam
Fujian Jinxin Tungsten Co., Ltd.	CHINA	Tungsten	Rwanda	China, Peru, Brazil, Canada, Vietnam
Ganxian Shirui New Material Co., Ltd.	CHINA	Tungsten		Bolivia, Portugal
Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	Tungsten		Austria
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Tungsten		Spain, Portugal, China, Peru, India, Canada, Brazil, Bolivia
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Tungsten		China, Brazil, Bolivia
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Tungsten		Russia, Bolivia, China, Germany
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Tungsten		China, Peru, Niger, Canada, Brazil, Bolivia, Thailand
Global Tungsten & Powders Corp.	UNITED STATES	Tungsten	Rwanda	United States, Spain, Portugal, Peru, China, Brazil, Canada, Bolivia
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Tungsten		Peru, Bolivia, Mexico
Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA	Tungsten		Peru, Bolivia, Mexico
H.C. Starck GmbH.	GERMANY	Tungsten	Rwanda	Peru, Niger, Canada, Bolivia
H.C. Starck Group	GERMANY	Tungsten		Bolivia
H.C. Starck Smelting GmbH & Co.KG	GERMANY	Tungsten	Rwanda	Zimbabwe, United States, Thailand, Spain, Sierra Leone, Portugal, Namibia, Mozambique, Japan, India, Germany, Ethiopia, Estonia, Canada, Peru, China, Russia, Brazil, Bolivia
Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Tungsten	Burundi	Japan, Peru, India, Brazil, Bolivia, China, Russia
Hydrometallurg, JSC	RUSSIAN FEDERATION	Tungsten		Bolivia
IES Technical Sales	UNITED STATES	Tungsten		Nigeria
Izawa Metal Company	JAPAN	Tungsten		Brazil
Japan New Metals Co., Ltd.	JAPAN	Tungsten	Burundi	Thailand, China, Canada, Peru, Chile, Russia
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Tungsten		China, Nigeria
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Tungsten		China, Canada, Brazil, Bolivia

Smelter or Refiner	Smelter Location	3TG	3TG Country of Origin – DRC Region	3TG Country of Origin – Other than DRC Region
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Tungsten		China, Bolivia
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	Tungsten		Bolivia
Jiangxi Richsea New Materials Co., Ltd.	CHINA	Tungsten		Germany
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Tungsten		China, Poland, Canada, Belgium
Jiangxi Tungsten Industry Group Co. Ltd.	CHINA	Tungsten		Spain, Portugal, China, Peru, India, Canada, Brazil, Bolivia
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Tungsten		China, Peru, Brazil, Russia, Bolivia
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Tungsten		Morocco
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Tungsten		China, Brazil, Myanmar
Kanto Denka Kogyo Co., Ltd.	CHINA	Tungsten		Nigeria
Kennametal Fallon	UNITED STATES	Tungsten		United States, Russia, Recycle/Scrap, Portugal, China, Bolivia, Brazil, Germany
Kennametal Huntsville	UNITED STATES	Tungsten	Rwanda	Brazil
Kennametal Inc.	UNITED STATES	Tungsten		Vietnam
Malipo Haiyu Tungsten Co., Ltd.	CHINA	Tungsten		China, Bolivia
Niagara Refining LLC	UNITED STATES	Tungsten		China
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Tungsten		Peru, Japan, Germany
Pobedit, JSC	RUSSIAN FEDERATION	Tungsten		Peru, Bolivia
Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Tungsten		Vietnam, Peru, China
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Tungsten		Vietnam, United States, China, Russia, Brazil
Wolfram Bergbau und Hütten AG	AUSTRIA	Tungsten		Peru, Japan, Brazil
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Tungsten	Rwanda, Burundi	Thailand, Spain, Nigeria, Niger, Mexico, Malaysia, Canada, Brazil, Bolivia, Peru, China, Russia
Xiamen Tungsten Co., Ltd.	CHINA	Tungsten		Spain, Russia, Portugal, Nigeria, Niger, Mexico, Japan, Germany, Brazil, Bolivia, Peru, China, Canada
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Tungsten		Canada

* = Smelter certified as conflict free by the Conflict Free Smelter Initiative or an equivalent independent third party certification program during reporting period 2015.